Exhibit 3(i)

SECRETARY OF STATE	ARTICLES OF ORGANIZATION
STATE CAPITOL	OF A
300 E CAPITOL AVE.	DOMESTIC LIMITED LIABILITY COMPANY
PIRRE, S.O. 57501
(605)7730-4843
FAX (605)773-450

1.  The name of the Limited Liability Company is: Ethanol Express, LLC

2.  The duration of the company if other than perpetual is:

3.  The address of the initial designated office is: 300 North Broadway, Marlon, South Dakota 57043-0357

4.  The name and street address of the initial agent for service of process is: Steve Domm, 300 North Broadway, Morlon, south Dalkota 57043-0357

5.  The name and address of each organizer:

Mark J. Hanson
Lindquist & Vannum P.LLP.
80 South 8th Street, Suite 4200
Minneapolis, MN 55402

6.  If the company is to be a manager-managed company rather than a member-managed company, the name and address of each initial manager is:

Steve Domm
300 North Broadway
Marion, South Dakota 57043-0357

7.  Whether on or more of the members of the company are to be liable for its debts and obligations under SDCL 47-34A-303 (c).

Not applicable.

8.  Any other provisions, not inconsistent with law, which the members elect to set out in articles of organization.

The Articles of Organization must be signed by the organization and must state adjacent to the signature the name and capacity of the signer,

Date: 2 September 2005	/s/ Mark J. Hanson, Organizer
(Signature and Title)

(Signature and Title)

(Signature and Title)

FILING INSTRUCTIONS:

•              One or more persons may organize a Limited Liability Company

•              One original and the exact of conformed copy must be submitted

•              FILING FEE $125

domesticllarticlesoforganization July 2005

ARTICLES OF CORRECTION

OF

ETHANOL EXPRESS, LLC

I, Mark J. Hanson, organizer of Ethanol Express, LLC, a South Dakota limited liability company (the “Company”), subject to the provisions of the South Dakota Uniform Limited Liability Company Act, do hereby certify that:

1.                                       The Articles of Organization of Ethanol Express, LLC, were filed with the South Dakota Secretary of State on September 6, 2005, ID No. DL009781 (the “Articles”).  A copy of the Articles is attached hereto.

2.                                       Subsequent to filing the Articles, the Company learned that the term “Ethanol Express” was being used by another corporation.

3.                                       The Articles are hereby corrected to change the name of the company in paragraph 1 to read as follows:

“The name of the Limited Liability Company is:  Millennium Ethanol, LLC.”

Except as corrected herein, all other provisions of the Articles of Organization remain unchanged and in full force and effect.

Dated:	September 23, 2005
Mark J. Hanson, Organizer